UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 6, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 6, 2026, American Resources Corporation (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional exception through November 16, 2026 to regain compliance with Nasdaq Listing Rule 5250(c)(1) by filing its delinquent Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 (the “March Form 10-Q”) and June 30, 2026 (the “June Form 10-Q” and, together with the March Form 10-Q, the “Delinquent Filings”).

As previously disclosed, Nasdaq had granted the Company an exception through October 15, 2026 to file the March Form 10-Q. Following the subsequent delinquency associated with the June Form 10-Q, the Company submitted an updated compliance plan to Nasdaq requesting additional time to complete both Delinquent Filings. Following its review of the Company’s updated compliance plan and ongoing dialogue with the Company, Nasdaq granted the Company an exception through November 16, 2026 to complete both Delinquent Filings.

The Company continues to work diligently with its independent registered public accounting firm and other advisors to complete the Delinquent Filings as promptly as practicable. The Company is currently working toward completing the Delinquent Filings in advance of the previously stated October 15, 2026 deadline; however, the additional exception granted by Nasdaq provides the Company with additional time through November 16, 2026 should it be required to complete the filing process.

The Company continues to communicate and work cooperatively with Nasdaq Staff regarding its compliance with the Nasdaq Listing Rules. The Company intends to regain compliance with Nasdaq Listing Rule 5250(c)(1) by filing the Delinquent Filings within the exception period.

The Nasdaq letter does not have any immediate effect on the listing or trading of the Company’s Class A common stock on The Nasdaq Capital Market, which continues to trade under the symbol “AREC.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
104	Cover page interactive data file

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: October 7, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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